POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS THAT I, DAVID C. WANG,

hereby make, constitute and appoint ERIC I COHEN, JEFFREY A. GERSHOWITZ and

SCOTT J. POSNER, as my true and lawful attorneys-in-fact, to execute and file all instruments, documents, certificates and other items required to be executed and filed with the Securities and Exchange Commission by me under and pursuant to Section 16(a)

of the Securities and Exchange Act of 1934, as amended, as a result of my position with

TEREX CORPORATION, including, without limitation, all Forms 3, 4 and 5 that may be required as a result of my transactions in equity securities of TEREX CORPORATION while a director or officer of TEREX CORPORATION.

 IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of May,

2008.

      ___/S/David C. Wang_________

       David C. Wang

State of California )

                     : ss.

County of San Mateo )

 On this 8th day of May, 2008, personally came before me Carol Feiner,Notary Public the undersigned, DAVID C. WANG, satisfactorily proven to be the person whose name is subscribed to the within instrument and acknowledge that such person executed the same for the purposes herein contained.

____/S/Carol Feiner________________

Notary Public

Date Commission Expires:  7/20/2011